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                                                                   EXHIBIT 10.1

              POST-PETITION AMENDMENT NO. 1 TO FINANCING AGREEMENT

              THIS POST-PETITION AMENDMENT NO. 1 TO SECOND AMENDED ACCOUNTS RECEIVABLE MANAGEMENT AND SECURITY AGREEMENT MADE AS OF OCTOBER 14, 1997, AS AMENDED ("Amendment") dated as of April 19, 1999 by and between TRANSTEXAS GAS CORPORATION, as Debtor and Debtor-in-Possession ("Borrower"), having its principal place of business at 1300 North Sam Houston Parkway East, Suite 310, Houston, Texas 77032-2949, and BNY FINANCIAL CORPORATION ("BNYFC"), having offices at 1290 Avenue of the Americas, New York, New York 10104.

              Borrower and BNYFC are parties to the Second Amended Accounts Receivable Management and Security Agreement made as of October 14, 1997, as amended by letter agreements dated October 21, 1997, April 21, 1998, June 2, 1998, July 13, 1998, October 1, 1998 and December 14, 1998 (collectively, the "Financing Agreement"), pursuant to which, among other things, BNYFC made loans, advances and/or other financial accommodations to Borrower.

              On April 19, 1999 (the "Petition Date"), Borrower filed a voluntary petition for reorganization pursuant to Chapter 11 of Title 11, United States Code with the United States Bankruptcy Court for the District of Delaware. On May 20, 1999, the Delaware Court transferred venue of the Debtor's chapter 11 proceeding to the United States Bankruptcy Court for the Southern District of Texas, Corpus Christi Division. As of April 19, 1999, Borrower acknowledges indebtedness to BNYFC under the Financing Agreement in the approximate aggregate principal sum of $4,352,327.89, consisting of (a) loans and advances and related interest and fees of $382,274.98; and (b) contractual termination fees of $800,000.00 subject to Termination Fee Rights Reservation (as defined in the Court Order); (c) contingent letter of credit obligations of $2,881,866.28.

              NOW, THEREFORE, in consideration of any loan or advance or grant of credit heretofore or hereafter made to or for the account of Borrower by BNYFC, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

              1. All capitalized terms not otherwise defined herein shall have the meanings given to them (a) in the interim and/or final order of the Bankruptcy Court, in form and substance acceptable to BNYFC in its sole and absolute discretion, as the same may be amended, modified or supplemented from time to time with the express written consent of BNYFC, authorizing Borrower to enter into this Amendment, among other things (the "Court Order"), or (b) to the extent not defined therein, in the Financing Agreement.

              2. The following defined terms of the Financing Agreement are amended and restated in their entirety to provide as follows:

              (a) "Maximum Loan Amount" at any time means $10,000,000.

              (b) "Term" means the Closing Date through October 20, 1999 subject to acceleration upon the occurrence of an Event of Default hereunder or other termination hereunder.


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              (c) "Inventory Availability" means the amount of Revolving Credit
       Advances against Eligible Inventory Lender may from time to time in its sole and absolute discretion during the Term make available to Borrower up to the lesser of (a) $1,000,000 or (b) 40% ("Inventory Advance Rate") of the value of the Eligible Inventory (calculated on the basis of the lower of cost or market, on a first-in first-out basis).

              (d) "Receivable Availability" means 85% ("Receivables Advance Rate") of the face amount of Eligible Receivables provided that in calculating Receivables Availability there shall be deducted from the face amount of Eligible Receivables an amount equal to the greater of
       (a) with respect to Eligible Receivables arising from the sale of Hydrocarbons, 38% of the face amount of such Eligible Receivables and
       (b) such other and further reserves as Lender deems appropriate in its sole and absolute discretion in connection with any material claim asserted or threatened against Lender or of which Lender becomes aware of material facts leading Lender to reasonably believe that an action or claim may be asserted against Lender arising out of or relating to the Financing Arrangement, including but not limited to, amounts which lessors, royalty holders, working interest holders and other Persons would be entitled to assert are secured by a UCC 9.319 Lien on the Receivables or proceeds thereof, whether or not such lessors, royalty holders, working interest holders or Persons, or any of them, have asserted or claimed any such UCC 9.319 Lien; provided however, in no event shall Receivables Availability arising from the sale of Hydrocarbon exceed 50% (before any deduction) of the face amount of the Eligible Receivables.

              3. The following defined terms shall be added to the Financing
Agreement:

              (a) "Chapter 11 Proceeding" means that proceeding under Chapter 11, title 11 of the United States Code commenced by the filing of a voluntary petition thereunder by Borrower in the United States Bankruptcy Court for the District of Delaware on April 19, 1999, as presently pending in the United States Bankruptcy Court for the Southern District of Texas, Corpus Christi Division.

              (b) "Court Order" means the interim and/or final order of the Bankruptcy Court, in form and substance acceptable to Lender in its sole and absolute discretion, as the same may be amended, modified or supplemented from time to time with the express written consent of Lender, authorizing Borrower, inter alia, to enter into a post-petition financing arrangement with Lender.

              4. The definition of "Permitted Liens" shall be amended to delete the period [.] at the conclusion thereof and insert the following:

              ; (l) Liens granted pursuant to the CSFB Financing Order (as defined in the Court Order) and the Court Order.


              5. Paragraph "5(b)(ii)" of the Financing Agreement is amended and restated in its entirety to provide as follows:



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              (b) (ii) Unused Line Fee. In the event the average of the sum of closing daily unpaid balances of all Revolving Credit Advances hereunder plus, without duplication, outstanding Letter of Credit Liabilities during any calendar month is less than the Maximum Loan Amount, Borrower shall pay to Lender a fee at a rate per annum equal to 1/2 of one percent (0.500%) on the amount by which the Maximum Loan Amount exceeds such average sum. Such fee shall be calculated on the basis of a year of 360 days and actual days elapsed, and shall be charged to Borrower's account on the first day of each month with respect to the prior month.

                  6. Upon approval of the Financing Arrangement by the Court, Borrower shall pay to BNYFC a closing fee in an amount equal to $200,000.

                  7. Paragraph "2(c)" of the Financing Agreement is amended and restated in its entirety to provide as follows:


              (c) Subject to the terms and conditions set forth herein and in the Ancillary Agreements, Lender shall make revolving credit advances (the "Revolving Credit Advances") to Borrower from time to time during the Term which, in the aggregate at any time outstanding together (without duplication) with the aggregate then outstanding Letter of Credit Liabilities, will not exceed the lesser of (x) the Maximum Loan Amount or (y) an amount equal to the difference of:

                     (i) Receivables Availability plus Inventory Availability, minus

                     (ii) such reserves as Lender may in its sole and absolute discretion deem proper and necessary from time to time.

              The difference of the foregoing (i) minus (ii) shall be referred to as the "Formula Amount". To the extent Lender receives proceeds of any Receivable which proceeds are not necessary to maintain outstanding Obligations within the Formula Amount (after giving effect to the application of such proceeds to the Formula Amount), Lender agrees to advance such funds to the Borrower. Notwithstanding the foregoing provisions of this Paragraph, prior to remittance by Lender to Borrower of any Revolving Credit Advances, Lender shall be entitled to segregate an amount equal to: [a] the aggregate claims of each alleged O&G Lienor (as defined in the Court Order) asserting a right to adequate protection under the O&G Lienor Adequate Protection Provision (as defined in the Court Order) such claims being herein defined as the "O&G Lienor Claims"; [b] any severance or other similar tax due in connection with any Receivables received by Lender; such segregated funds to be released for payment of such O&G Lienor Claims or tax or upon demonstration to Lender's sole and absolute satisfaction that provision for payment of such O&G Lienor Claims or tax has otherwise been made.


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              8. Paragraph 13(d) of the Financing Agreement shall be amended to add the following sentence at the end of such paragraph:

              The limitations on Incurrences contained herein shall apply only to Incurrences after April 19, 1999, and shall not apply to any Incurrence permitted under the CSFB Financing Order.


              9. Paragraph 13(l) of the Financing Agreement shall be amended and restated in its entirety so as to provide as follows:

                     (A) The Borrower will not permit the Consolidated EBITDA
                     (i) at the end of any month to be less than $2,500,000; and (ii) on a three month rolling average basis (calculated as of the end of any month) to be less than $5,000,000; and

                     (B) The Borrower will not permit Obligations to exceed the Formula Amount unless Lender agrees to permit an Overadvance.

                     For the purposes of determining Consolidated EBITDA and for the purpose of Section 13(l)(A), Consolidated Net Income and Consolidated Interest Expense shall exclude any interest accrued (but not then due and payable) on intercompany payables for taxes to the extent the liability for such taxes has been assumed by TransAmerican pursuant to the Tax Allocation Agreement.

              10. It shall be a condition precedent to BNYFC's discretionary right to make loans, advances, overadvances and/or other financial accommodations to Borrower under the Financing Arrangement that BNYFC shall receive a reaffirmation of guaranty from John R. Stanley.

              11. Subject to the Termination Fee Rights Reservation, Borrower hereby represents and warrants as follows:

                     (a) Subject to entry of the Court Order, this Amendment
              and the Financing Agreement, as amended hereby, constitute legal, valid and binding obligations of Borrower and are enforceable against Borrower in accordance with their respective terms.

                     (b) Upon the effectiveness of this Amendment, Borrower
              hereby reaffirms all covenants, representations and warranties made in the Financing Agreement and all other documents, instruments and agreements executed and/or delivered in connection therewith, except to the extent that covenants, representations and warranties have been breached (i) by reason of the commencement of Chapter 11 Proceeding, or (ii) by Borrower's insolvency or (iii) by Borrower's pre-petition financial condition (but not as to any change in financial condition occurring subsequent to the Petition Date) or (iv) by Borrower's failure to pay pre-petition liabilities, and any such breach shall not constitute an Incipient Event of Default nor an Event of Default. Lender hereby waives any Event of Default or Incipient Event of Default that has occurred or may occur under paragraph 19(c) or 19(o) of the Financing Agreement to the extent such Event of Default or



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              Incipient Event of Default is based upon a default by Borrower under a third party agreement, provided that any remedies available to such third party are stayed by the Chapter 11 Proceeding. Borrower further agrees that all such covenants, representations and warranties as amended hereby (including without limitation, clauses (i), (ii), (iii) and (iv) of this subparagraph) shall be deemed to have been remade and shall continue in full force and effect after the Petition Date; provided however, to the extent breach of any covenant, representation or warranty whether occurring either before or after the Petition Date results in any liability to Lender, Lender shall not be deemed to have waived such breach, including without limitation the specific provisions of Paragraph 2(f) hereof, and Lender specifically herein reserves all such rights.

                     (c) Borrower has no defense, counterclaim or offset with
              respect to the Financing Agreement.

              12. Upon the effectiveness of this Amendment, each reference in the Financing Agreement to "this Agreement," "hereunder," "hereof," "herein" or words of like import shall mean and be a reference to the Financing Agreement as amended hereby. Except as specifically amended herein, the Financing Agreement, and all other documents, instruments and agreements executed and/or delivered in connection therewith, shall remain in full force and effect, and are hereby ratified and confirmed. The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of BNYFC, nor constitute a waiver of any provision of the Financing Agreement, or any other documents, instruments or agreements executed and/or delivered under or in connection therewith.

              13. This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns and shall be governed by and construed in accordance with the laws of the State of New York.

              14. This Agreement may be executed in any number of and by different parties hereto on separate counterparts, all of which, when so executed shall be deemed an original, but all such counterparts shall constitute one and the same instrument. Any signature delivered by a party by facsimile transmission shall be deemed an original signature hereto.

              IN WITNESS WHEREOF, this Amendment has been duly executed as of the day and year first written above.

                                             BNY FINANCIAL CORPORATION



                                             By: /s/
                                                 -------------------------------

                                             Name:
                                                   -----------------------------

                                             Title:
                                                    ----------------------------



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                                             TRANSTEXAS GAS CORPORATION.,
                                             as Debtor and Debtor-in-Possession



                                             By: /s/
                                                 -------------------------------

                                             Name:
                                                   -----------------------------

                                             Title:
                                                    ----------------------------